                           COLOR SPOT NURSERIES, INC.

                              STOCK INCENTIVE PLAN

                           COLOR SPOT NURSERIES, INC.
                              STOCK INCENTIVE PLAN
                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I ESTABLISHMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
     1.1    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-

ARTICLE II DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
     2.1    "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
     2.2    "Agreement" or "Option Agreement" or "Stock Option Agreement".  -1-
     2.3    "Board of Directors" or "Board". . . . . . . . . . . . . . . .  -1-
     2.4    "Cause". . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
     2.5    "Code" or "Internal Revenue Code". . . . . . . . . . . . . . .  -2-
     2.6    "Commission" . . . . . . . . . . . . . . . . . . . . . . . . .  -2-
     2.7    "Committee". . . . . . . . . . . . . . . . . . . . . . . . . .  -2-
     2.8    "Common Stock" . . . . . . . . . . . . . . . . . . . . . . . .  -2-
     2.9    "Company". . . . . . . . . . . . . . . . . . . . . . . . . . .  -2-
     2.10   "Controlled Entity". . . . . . . . . . . . . . . . . . . . . .  -2-
     2.11   "Disability" . . . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.12   "Disinterested Person" . . . . . . . . . . . . . . . . . . . .  -3-
     2.13   "Effective Date" . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.14   "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.15   "Executive". . . . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.16   "Exercisable Option" . . . . . . . . . . . . . . . . . . . . .  -3-
     2.17   "Grant Date" . . . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.18   "Heller" . . . . . . . . . . . . . . . . . . . . . . . . . . .  -3-
     2.19   "Incentive Stock Option" . . . . . . . . . . . . . . . . . . .  -4-
     2.20   "Management Stockholder" . . . . . . . . . . . . . . . . . . .  -4-
     2.21   "Nonqualified Stock Option". . . . . . . . . . . . . . . . . .  -4-
     2.22   "Option Period". . . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.23   "Option Price" . . . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.24   "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.25   "Public Offering". . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.26   "Purchase Price" . . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.27   "Redemption Event" . . . . . . . . . . . . . . . . . . . . . .  -4-
     2.28   "Redemption Price" . . . . . . . . . . . . . . . . . . . . . .  -5-
     2.29   "Representative" . . . . . . . . . . . . . . . . . . . . . . .  -5-
     2.30   "Rule 16b-3 and Rule 16a-1(c)(3)". . . . . . . . . . . . . . .  -6-
     2.31   "Securities Act" . . . . . . . . . . . . . . . . . . . . . . .  -6-
     2.32   "Stock Option" or "Option" . . . . . . . . . . . . . . . . . .  -6-
     2.33   "Stockholders' Agreement". . . . . . . . . . . . . . . . . . .  -6-
     2.34   "Termination of Employment". . . . . . . . . . . . . . . . . .  -6-
     2.35   "Vested Option". . . . . . . . . . . . . . . . . . . . . . . .  -6-

                                                                            Page
                                                                            ----

ARTICLE III ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  -6-
     3.1    Committee Structure and Authority. . . . . . . . . . . . . . .  -6-

ARTICLE IV STOCK SUBJECT TO PLAN . . . . . . . . . . . . . . . . . . . . .  -9-
     4.1    Number of Shares . . . . . . . . . . . . . . . . . . . . . . .  -9-
     4.2    Release of Shares. . . . . . . . . . . . . . . . . . . . . . .  -9-
     4.3    Restrictions on Shares . . . . . . . . . . . . . . . . . . . .  -9-
     4.4    Stockholder Rights . . . . . . . . . . . . . . . . . . . . . . -10-
     4.5    Committee's Right to Adjust. . . . . . . . . . . . . . . . . . -10-

ARTICLE V ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . -10-
     5.1    Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . -10-

ARTICLE VI STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . -11-
     6.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . -11-
     6.2    Grant and Exercise . . . . . . . . . . . . . . . . . . . . . . -11-
     6.3    Terms and Conditions . . . . . . . . . . . . . . . . . . . . . -11-
     6.4    Redemption of Options. . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE VII PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THIS PLAN. . . . -13-
     7.1    Limited Transfer During Offering . . . . . . . . . . . . . . . -13-
     7.2    Restriction on Disposition . . . . . . . . . . . . . . . . . . -13-
     7.3    Stockholders' Agreement. . . . . . . . . . . . . . . . . . . . -13-

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . -14-
     8.1    Amendments and Termination . . . . . . . . . . . . . . . . . . -14-
     8.2    Unfunded Status of Plan. . . . . . . . . . . . . . . . . . . . -14-
     8.3    General Provisions . . . . . . . . . . . . . . . . . . . . . . -15-
     8.4    Mitigation of Excise Tax . . . . . . . . . . . . . . . . . . . -16-
     8.5    Status of Stock Options Under Code Section 162(m). . . . . . . -16-
     8.6    Rights with Respect to Continuance of Employment . . . . . . . -16-
     8.7    Stock Options in Substitution for Stock Options Granted by
            Other Corporations . . . . . . . . . . . . . . . . . . . . . . -17-
     8.8    Procedure for Adoption . . . . . . . . . . . . . . . . . . . . -17-
     8.9    Procedure for Withdrawal . . . . . . . . . . . . . . . . . . . -17-
     8.10   Delay. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
     8.11   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
     8.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . -17-
     8.13   Successors and Assigns . . . . . . . . . . . . . . . . . . . . -18-
     8.14   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . -18-

                              COLOR SPOT NURSERIES, INC.

                                 STOCK INCENTIVE PLAN


                                      ARTICLE I

                                    ESTABLISHMENT

    1.1       PURPOSE.

    The Color Spot Nurseries, Inc. Stock Incentive Plan ("Plan") is hereby established by Color Spot Nurseries, Inc. ("Company"). The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in this Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan and the grant of Options (as hereinafter defined) hereunder is expressly conditioned upon the Plan's approval by the security holders of the Company. If such approval is not obtained, then this Plan and all Stock Options hereunder shall be null and void AB INITIO. This Plan is adopted effective as of the Effective Date.

                                      ARTICLE II

                                     DEFINITIONS

    For purposes of this Plan, the following terms are defined as set forth below:

    2.1 "AFFILIATE" means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

    2.2 "AGREEMENT" or "OPTION AGREEMENT" or "STOCK OPTION AGREEMENT" means, individually or collectively, any agreement entered into pursuant to this Plan pursuant to which an Option is granted to an Executive.

    2.3 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

    2.4       "CAUSE" means

              (a) that term as defined in any written agreement or arrangement of employment between the Company and the Executive, or

              (b) if no such written agreement or arrangement exists or such term is not defined therein, then the occurrence of any of the following events:

                   (i) the commission by the Executive of theft or embezzlement of Company property or other acts of dishonesty or other crime resulting in injury to the business, property or reputation of the Company or the commission by the Executive of other significant activities harmful to the business, property or reputation of the Company;

                   (ii) the commission by the Executive while an employee of the Company or an Affiliate of an act determined by the Board (in its sole discretion) to amount to gross, willful or wanton negligence of the Executive's duties under the terms of his or her employment;

                   (iii) the refusal by the Executive while an employee of the Company or an Affiliate to perform, or substantial neglect of, the duties assigned to the Executive by the Company; and

                   (iv) any significant violation by the Executive of any statutory or common law duty of loyalty to the Company.

    2.5 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

    2.6 "COMMISSION" means the Securities and Exchange Commission or any successor agency.

    2.7 "COMMITTEE" means the person or persons appointed by the Board of Directors to administer this Plan, as further described herein.

    2.8 "COMMON STOCK" means the shares of the regular voting Common Stock, par value $.01 per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of this Plan.

    2.9 "COMPANY" means Color Spot Nurseries, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

    2.10 "CONTROLLED ENTITY" means any entity purchasing or acquiring all of the assets of the Company, if, immediately following such purchase or acquisition, the Management Stockholders or Heller, or a combination of the Management Stockholders and Heller, own, directly or indirectly, more than fifty percent (50%) of (a) the then outstanding shares of capital stock, or any other then outstanding ownership interests, of such entity, and (b) the combined voting power of the then outstanding securities, or any other then outstanding interests, entitled to vote generally with respect to the matters relating to such entity. A "Controlled Entity" shall include, without limitation, an entity which purchases or acquires all or substantially all of the assets of the Company through one or more subsidiaries or controlled entities, if, immediately following such purchase or acquisition, the Management Stockholders or Heller, or a combination of the Management Stockholders and Heller, own the shares of capital stock and voting securities (or any other ownership or voting interests) of such parent or controlling entity as set forth in the preceding sentence.

    2.11 "DISABILITY" means (a) that term as defined in any written agreement or arrangement of employment between the Company and the Executive or
(b) if there is no such written agreement or arrangement that defines such term or such term is not defined therein, then a mental or physical illness that renders an Executive incapable of performing the Executive's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

    2.12 "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3, or any successor definition adopted by the Commission, and shall mean a person who is also an "outside director" under Section 162(m) of the Code.

    2.13      "EFFECTIVE DATE" means September 7, 1995.

    2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    2.15 "EXECUTIVE" means a person who satisfies the eligibility conditions of Article V and to whom a Stock Option has been granted by the Committee under this Plan, and in the event a Representative is appointed for an Executive or a person becomes a Representative, then the term "Executive" shall mean such Representative. The term shall also include a trust for the benefit of the Executive, a partnership all of the interests of which are held by or for the benefit of the Executive, the Executive's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Executive's descendants, to the extent permitted by the Committee and not inconsistent with Rule 16b-3.

    2.16 "EXERCISABLE OPTION" shall mean an outstanding Vested Option with respect to which an employment term and all other conditions imposed by the Plan or an Option Agreement have been satisfied, and which the Executive may exercise pursuant to the Plan and an Option Agreement.

    2.17 "GRANT DATE" means the date as of which a Stock Option is granted for purposes of the Plan.

    2.18 "HELLER" means Heller Equity Capital Corporation, a Delaware corporation, and any successor thereto and any entity controlling, controlled by or under common control with Heller.

    2.19 "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.20 "MANAGEMENT STOCKHOLDER" means an employee, officer, director or independent contractor of the Company who is a stockholder by virtue of shares of Common Stock issued in connection with employment with the Company as an Affiliate. A person shall continue as a "Management Stockholder" for purposes of the Plan as long as the person is an owner of shares of Common Stock even though he ceases to render services to the Company or an Affiliate.

    2.21 "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock in the Company granted under this Plan the taxation of which is pursuant to Section 83 of the Code.

    2.22 "OPTION PERIOD" means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

    2.23 "OPTION PRICE" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

    2.24 "PLAN" means this Color Spot Nurseries, Inc. Stock Incentive Plane, as the same may be amended from time to time.

    2.25 "PUBLIC OFFERING" means a public offering of shares of Common Stock under the Securities Act.

    2.26 "PURCHASE PRICE" means the per share value of the Common Stock based upon of the following calculation: (a) the product of the amount of the Company's earnings before interest, taxes, depreciation and amortization (calculated for the twelve (12) month period preceding the date of the event causing a purchase of the Option ("Valuation Date")) multiplied by five (5), less (b) all long-term debt (including, without limitation, the average outstanding amounts under any revolving credit facility of the Company for the twelve (12) months preceding the Valuation Date), divided by (c) the total number of the then issued and outstanding shares of Common Stock, determined as if all then outstanding options (whether or not vested), warrants, debt and other rights exercisable, convertible or exchangeable into shares of Common Stock have been exercised, converted or exchanged (as the case may be).

    2.27 "REDEMPTION EVENT" means the occurrence of any of the following events:

              (a) the completion of a sale by Heller of all or substantially all of the shares of Common Stock owned by Heller, other than a sale of shares of Common Stock by Heller to Management Stockholders or to an entity which controls, is controlled by or is under common control with Heller;

              (b) the completion of sale or disposition of all or substantially all of the assets of the Company other than a disposition or sale of assets to a Controlled Entity; or

              (c) the completion of a reorganization, recapitalization, merger or consolidation of the Company such that Heller and the Management Stockholders, voting their shares of Common Stock together, no longer can elect a majority of the members of the Board or of a board of directors of the surviving or resulting corporation or entity.

A Public Offering shall not constitute a Redemption Event.

    2.28      "REDEMPTION PRICE" means the following (as the case may be):

              (a)  In the event the Redemption Event is the event described in
    Section 2.27(a), the Redemption Price shall mean the per share price paid to Heller in connection with Heller's sale of its shares of Common Stock;

              (b) In the event the Redemption Event is the event described in Section 2.27(b) (a "Redemption Sale"), the Redemption Price shall mean the result of the following calculation: (i) the aggregate consideration received by the Company in connection with the Redemption Sale, plus (ii) the aggregate consideration received by the Company in connection with the liquidation of the remaining assets of the Company following the Redemption Sale (the "Liquidation Sale"), less (iii) all expenses incurred in connection with the Redemption Sale and Liquidation Sale, less (iv) all remaining liabilities of the Company following the Redemption Sale and the Liquidation Sale (including, without limitation, all tax liabilities), divided by (v) the total number of the then issued and outstanding shares of Common Stock, determined as if all the then outstanding options (whether or not vested), warrants, debt or other rights exercisable, convertible or exchangeable into shares of Common Stock have been exercised, converted or exchanged (as the case may be); or

              (c)  In the event the Redemption Event is the event described in
    Section 2.27(c) (the "Merger Redemption"), the Redemption Price shall be the Purchase Price

    2.29      "REPRESENTATIVE" means

              (a) the person or entity acting as the executor or administrator of an Executive's estate pursuant to the last will and testament of an Executive or pursuant to the laws of the jurisdiction in which the Executive had the Executive's primary residence at the date of the Executive's death;

              (b) the person or entity acting as the guardian or temporary guardian of an Executive;

              (c) the person or entity which is the beneficiary of the Executive upon or following the Executive's death or who has acquired any right, title or interest in or to the Common Stock or an Option whether pursuant to community property law or other laws of any jurisdiction by reason of the death of the Executor; or

              (d) any person to whom an Option has been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

    2.30 "RULE 16b-3 AND RULE 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as promulgated under the Exchange Act, as amended from time to time and applicable to the Plan and Executive, or any successor thereto.

    2.31 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    2.32 "STOCK OPTION" or "OPTION" means an option granted to an Executive under Article VI to purchase Common Stock at a specified price during specified time periods.

    2.33 "STOCKHOLDERS' AGREEMENT" means an agreement in substantially the same form attached as an exhibit to the Option Agreement, the execution of which is a condition precedent to the Executive's receipt of any shares of Common Stock hereunder.

    2.34 "TERMINATION OF EMPLOYMENT" means the Executive's ceasing to be an officer, independent contractor, director, trustee or employee of the Company or of an Affiliate (if the Executive is principally employed by, or principally renders services to, such Affiliate) as a result of (a) dismissal by the Company or such Affiliate (with or without Cause), (b) a voluntary resignation by the Executive, (c) a voluntary retirement by the Executive, or (d) the dissolution or liquidation of the Company or such Affiliates (other than as a result of a Redemption Event).

    2.35 "VESTED OPTION" shall mean the portion of an Executive's Option for which the Executive has satisfied a condition of employment or other obligation specified by the Committee, but which shall be forfeited in the event the Executive incurs a Termination of Employment for Cause or a Termination of Employment as a result of a voluntary resignation or retirement or fails to satisfy some other condition specified by the Committee. If the Executive incurs a Termination of Employment (for any reason) or dies or is Disabled on or before a specified date or the satisfaction of any other condition, the portion of the Option which is not a Vested Option shall be cancelled, and the Executive shall have no further rights with respect thereto. All of an Option granted to an Executive shall be a Vested Option on the date of a Redemption Event if the Executive has not incurred a Termination of Employment (for any reason), died or incurred a Disability prior to the date of the Redemption Event.

    In addition, certain other terms used herein are hereinafter defined.

                                     ARTICLE III

                                    ADMINISTRATION

    3.1 COMMITTEE STRUCTURE AND AUTHORITY. This Plan shall be administered by the Committee which, except as provided herein, shall be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose purpose is the administration of this Plan. In the absence of an appointment, the Board or the portion thereof that is a Disinterested Person shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the member present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. On and after a Public Offering, the Committee shall be comprised of such number of Disinterested Persons as is required for application of Rule 16b-3 and the deduction of compensation under Section 162(m) of the Code. A member of the Committee shall not exercise any discretion respecting himself or herself under this Plan. The Board shall have the authority ro remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

    Among other things, the Committee shall have the authority, subject to the terms of this Plan (including, without limitation, Section 8.1):

              (a) to select those persons to whom Stock Options may be granted from time to time;

              (b) to determine whether and to what extent Stock Options are to be granted hereunder;

              (c) to determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

              (d) to determine the terms and conditions of any Stock Option granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any Stock Option and the shares of Common Stock relating thereto);

              (e) to adjust the terms and conditions, at any time or from time to time, of any Stock Option;

              (f) to provide for the forms of Stock Option Agreement and Stockholders' Agreement to be utilized in connection with this Plan;

              (g)  to determine whether an Executive has a Disability;

              (h) to determine what securities law requirements are applicable to this Plan, Stock Options, and the issuance of shares of Common Stock and to require of an Executive that appropriate action be taken with respect to such requirements;

              (i) to cancel, with the consent of the Executive or as otherwise provided in this Plan or an Agreement, outstanding Stock Options;

              (j) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under this Plan;

              (k) to require as a condition of the exercise of a Stock Option or the issuance or transfer of a certificate of Common Stock, the withholding from an Executive of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

              (l) to determine whether and with what effect an individual has incurred a Termination of Employment;

              (m) to determine whether the Company or any other person has a right or obligation to purchase an Option or Common Stock from an Executive and, if so, the terms and conditions on which such Common Stock is to be purchased;

              (n) to determine the restrictions or limitations on the transfer of Common Stock;

              (o) to determine whether a Stock Option is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Agreement;

              (p) to determine the permissible methods of Stock Option exercise;

              (q) to approve and modify the form and terms of the Stock Option Agreement or Stockholders' Agreement;

              (r) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

              (s) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan, any Stock Option Agreement and any Stockholders' Agreement issued under or in connection with this Plan and to otherwise supervise the administration of this Plan. The Committee's policies and procedures may differ with respect to Stock Options granted at different times or different Executive.

    Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its sole discretion, and in the case of any determination relating to a Stock Option, may to be made at the time of the grant of the Stock Option or, unless in contravention of any express term of this Plan, an Option Agreement or Stockholders' Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Executive. Any determination shall not be subject to DE NOVO review if challenged in court.

                                      ARTICLE IV

                                STOCK SUBJECT TO PLAN

    4.1 NUMBER OF SHARES. Subject to the adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under this Plan shall be 608,350 shares of Common Stock authorized for issuance of the Effective Date. Such shares may consist, in whole of in part, of authorized and unissued shares or treasury shares. The Board may amend this Plan at any time in order to increase the number of shares of Common Stock reserved and available for distribution pursuant to Stock Options under this Plan.

    4.2 RELEASE OF SHARES. The Committee shall have full authority to determine the number of shares of Common Stock available under the Plan, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to a Stock Option, any shares of Common Stock subject to any Stock Option that are forfeited, any Stock Option that otherwise terminates without issuance of shares of Common Stock being made to the Executive, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of a Stock Option including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Options to a particular Executive under any applicable law, such shares shall be available exclusively for Options to Executive who are not subject to such limitations.

    4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued upon exercise of a Stock Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in a Stock Option Agreement or Stockholders' Agreement. The Company shall not be required to issue or deliver any certificate for shares of Common Stock, cash or other property prior to (a) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (b) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (c)) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of a Stock Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising a Stock option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. All shares of Common Stock issued to Executive upon exercise of the Option shall be subject to the Stockholders' Agreement. No person shall have any right regarding the registration of shares of Common Stock except and only to the extent expressly provided in the Stockholders' Agreement and subject to any requirement or condition imposed by the Company or an underwriter managing an offering of the Company's securities. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

    4.4 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to a Stock Option until, after proper exercise of the Stockholders' Agreement or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Stock option or any portion thereof, the company will have thirty (30) days in which to issue the shares, and the Executive will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

    4.5 COMMITTEE'S RIGHT TO ADJUST. The number of Options granted under the Plan, the Option Prices of any outstanding Options (or other characteristics or terms of such Options), the number or class of shares of Common Stock subject to outstanding Options and the number or class of shares of Common Stock available for issuance upon exercise of Options may be adjusted by the Committee, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Company stock dividend, stock split or reverse stock split, any recapitalization, corporate separation or division, or other change in the capital structure of the Company. Any fractional shares resulting from adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Board. Nothing in the Plan or a Stock Option Agreement or Shareholders Agreement shall grant or be implied to grant a preemption or similar right to a Participant.

                                      ARTICLE V

                                     ELIGIBILITY

    5.5 ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in this Plan and be granted Stock Options shall be those persons who are directors, officers, employees and consultants of the Company or any subsidiary, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Stock Options and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Stock Option, the Committee may give consideration to the functions and responsibilities of the person's contributions to the Company and its subsidiaries, the value of the individual's service to the Company and its subsidiaries and such other factors deemed relevant by the Committee. The Committee may designate any person as not eligible to participate in this Plan if such person would otherwise be eligible to participate in this Plan (and members of the Committee are expressly excluded to the extent such persons are intended to be Disinterested Persons).

                                      ARTICLE VI

                                    STOCK OPTIONS

    6.1 GENERAL. The Committee shall have authority to grant Options under this Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Stock Options and may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall be entitle the Executive to receive shares of Common Stock upon exercise of such Option, subject to the Executive's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price. After the effective date of a Public Offering, the Committee may limit the number of Options granted to any Executive during a certain period.

    6.2 GRANT AND EXERCISE. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan. Such Agreement shall become effective upon execution by the Executive. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, not shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without consent of the Executive affected, to disqualify any Incentive Stock Option under such Section 422.

    6.3 TERMS AND CONDITIONS. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

    (a) OPTION PERIOD. The Option Period of each Stock Option shall be fixed by Committee; provided that no Non-Qualified Stock Option shall be exercisable more that fifteen (15) years after the date the Stock Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date this Plan is adopted by the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

    (b) OPTION PRICE. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the fair market value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such fair market value per share.

    (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the Plan and unless otherwise provided in an Agreement, an Option shall be exercisable only during the Option Period, and only to the extent the Option is a Vested Option and an Exercisable Option. Unless otherwise provided in an Agreement, the portion of an Option which is a Vested Option shall be an Exercisable Option if the Executive incurs a Termination of Employment other than for Cause or other than as a result of voluntary resignation or retirement or if the Executive dies or incurs a Disability prior to his Termination of Employment. Unless otherwise provided in an Agreement, if the Executive incurs a Termination of Employment for Cause or incurs a Termination of Employment due to a voluntary resignation or retirement, any Option (whether or not a Vested Option) granted to the Executive and outstanding shall be cancelled immediately, no payment of any kind shall be made in respect of the Option and the Executive shall have no further rights with respect to the Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate fair market value (determined at the Grant Date) of the Incentive Stock Option which is exercisable for the first time during the calendar year shall not exceed $100,000.

    (d) METHOD OF EXERCISE. Subject to the provisions of this Article VI and an Agreement, an Executive may exercise Stock Options, in whole or in part, during the Option Period only after satisfying any conditions to the exercise of the Option as provided in an Option Agreement or under the Plan, by the Executive's executing the Stockholders' Agreement and by the Executive's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased and such other information as requested by the Committee. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form or method of payment as the Company may accept. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. An Executive shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Executive has given written notice of exercise, satisfied the conditions to exercise, has paid in full for such shares and such shares have been recorded on the Company's official stockholder records as having been issued and transferred.

    (e) NON-TRANSFERABILITY OF OPTIONS. Except as provided herein or in an Agreement and then only consistent with the intent that the Option be an Incentive Stock Option, no Stock Option or interest therein shall be transferable by the Executive other than by will or by the laws of descent and distribution or by a designation of beneficiary effective upon the death of the Executive, and all Stock Options shall be exercisable during the Executive's lifetime only by the Executive.

     6.4      REDEMPTION OF OPTIONS.

     (a) Upon the occurrence of a Redemption Event, the Executive shall have the right to cause the Company to redeem the Vested Options that the Executive may own, and the Company shall redeem such Vested Options, based upon the terms and conditions specified in the Option Agreement. Unless provided otherwise in an Option Agreement, the amount to be paid for the redemption of the Vested Options pursuant to this Section 6.4(a) shall be the Redemption Price less the Option Price per share.

     (b) In the event of Executive's Termination of Employment other than for Cause or other than as a result of voluntary resignation or retirement, or if the Executive dies or suffers a Disability (prior to or after his Termination of Employment), the Company shall have the right to redeem the Executive's Vested Options on the terms and conditions set forth in the Option Agreement. Unless provided otherwise in an Option Agreement, the amount to be paid for the redemption of the Vested Options pursuant to this Section 6.49(b) shall be the Purchase Price less any Option Price per share.

                               ARTICLE VII

          PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THIS PLAN


     7.1 LIMITED TRANSFER DURING OFFERING. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, an Executive shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of a Stock Option.

     7.2 RESTRICTION ON DISPOSITION. Other than in accordance with the terms and conditions of this Plan, an Agreement or a Stockholders' Agreement, any attempted sale, transfer, conveyance, gift, assignment, pledge, encumbrance, hypothecation, alienation or other disposition of any of the shares of Common Stock by the Executive is void and transfers no right, title, or interest in or to such shares of Common Stock, or any portion of them, to the purported buyer, transferee, donee, assignee, pledgee or encumbrance holder. Notwithstanding the foregoing or anything to the contrary contained in an Agreement, the Executive may transfer some or all of the shares of Common Stock (or any interest therein) to his or her spouse; provided, however, prior to any such transfer, the Executive's spouse shall execute and deliver to the Company a counterpart of the Stockholders' Agreement indicating the spouse's consent to be bound by its terms to the same extent as the Executive but in any event the Executive's spouse shall be deemed to be bound by the terms and conditions of the Stockholders' Agreement to the same extent as the Executive.

     7.3 STOCKHOLDERS' AGREEMENT. Shares of common stock issued upon the exercise of an Option shall be subject to terms and conditions of the Stockholders' Agreement which may contain such terms as the Committee may determine.

                               ARTICLE VIII

                               MISCELLANEOUS

     8.1 AMENDMENTS AND TERMINATION. The Board may amend, alter, or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of an Executive under a Stock Option theretofore granted without the Executive's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to qualify the Plan for the exemption provided by Rule 16b-3, (c) made to prevent the Plan from being disqualified from the exemption provided by Rule 16b-3 or (d) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. On and after a Public Offering, the Board may amend the Plan to remove or eliminate the Company's obligation to purchase, or the obligation of any Executive to sell, the Option.

     The Committee may amend this Plan at any time provided that (a) an amendment shall be subject to the same limitations (and the exceptions to the limitations) as apply to any amendment by the Board and (b) any amendment shall be subject to the approval or rejection of the Board.

     The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Executive without the Executive's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate,
(b) made to qualify the Plan for the exemption provided by Rule 16b-3, (c) made to prevent the Plan from being disqualified from the exemption provided by Rule 16b-3 or (d) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. On and after a Public Offering, the Company may amend any Option Agreement to remove or eliminate its obligation or the obligation of Heller to purchase, or the obligation of any Executive to sell to the Company or Heller, the Option.

     Subject to the above provisions, the Board shall have authority to amend this Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan or in an Option Agreement or the Stockholders' Agreement would cause a transaction to be ineligible for pooling of interest accounting (and such transaction is otherwise eligible for such accounting treatment), the Committee may modify or adjust the right so that pooling of interest accounting shall be available.

     8.2 UNFUNDED STATUS OF PLAN. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

     8.3      GENERAL PROVISIONS.

              (a) REPRESENTATION. The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

              (b) NO ADDITIONAL OBLIGATION. Nothing contained in this Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

              (c) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Executive for Federal income tax purposes with respect to any Stock Option, the Executive shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive. If the Executive disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Executive must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Executive.

              (d) REPRESENTATION. The Committee shall establish such procedures as it deems appropriate for an Executive to designate a Representative to whom any amounts payable in the event of the Executive's death are to be paid.

              (e) CONTROLLING LAW. This Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California (other than its law respecting choice of law except in so far as the Delaware General Corporation law and federal Laws and regulations may be applicable). This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or an Executive, including, without limitation, liability under Section 16(b) of the Exchange Act.

              (f) OFFSET. Any amounts owed to the Company or an Affiliate by the Executive of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Executive, and no shares of Common Stock, cash or other thing of value under this Plan or an Option Agreement shall be transferred unless and until all disputes between the Company and the Executive have been fully and finally resolved and the Executive has waived all claims to such against the Company or an Affiliate.

              (g) FAIL-SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3), as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule
     16b-3 or Rule 16a-1(c)(3), as applicable to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Stock Options) shall be deemed to be incorporated by reference into the Plan with respect to Executives subject to Section 16.

     8.4 MITIGATION OF EXCISE TAX. If any payment or right accruing to an Executive under this Plan (without the application of this Section 8.4), either alone or together with other payments or rights accruing to the Executive from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under
Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Executive, and such determination shall be conclusive and binding on the Executive. The Executive shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

     8.5      STATUS OF STOCK OPTIONS UNDER CODE SECTION 162(m). After
Section 162(m) of the Code applies to the Company, it is the intent of the Company that Stock Options granted to persons who are "covered employees" within the meaning of the Code Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such Stock Option does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     8.6 RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and an Executive, or the contractual relationship between an Executive and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and an Executive. The Company or an Affiliate and each of the Executives continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Executive in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Executive's employment or service as existed prior to the individual becoming an Executive in this Plan.

     8.7 STOCK OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Stock Options may be granted under this Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under this Plan. The terms and conditions of the Stock Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     8.8 PROCEDURE FOR ADOPTION. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees as of the date specified in the board resolution.

     8.9 PROCEDURE FOR WITHDRAWAL. Any Affiliate which has adopted this Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan.

     8.10 DELAY. If at the time an Executive incurs a Termination of Employment (other than with Cause) or if at the time of a Change in Control, the Executive is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under this Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Executive would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period. The Company shall have the right to suspend or delay any time period described in this Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of this Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Plan.

     8.11 HEADINGS. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     8.12 SEVERABILITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     8.13 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon an Executive, and all rights granted to the Company hereunder, shall be binding upon the Executive's heirs, legal representatives and successors.

     8.14     ENTIRE AGREEMENT.  This Plan, the Agreement and the
Stockholders' Agreement, and any documents referenced herein or therein, constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency among such documents, the terms and conditions of the Agreement shall control, followed by the terms of this Plan.

    Executed on this 22nd day of July, 1996.



                                             COLOR SPOT NURSERIES, INC.



                                             By:  /s/  [ILLEGIBLE]
                                                -------------------------------
                                             Title: /s/ [ILLEGIBLE]
                                                   ----------------------------